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                                                                Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-4 of Quest Diagnostics Incorporated of our report dated January 24, 2002, except as to Note 18, which is as of February 8, 2002, relating to the financial statements and financial statement schedule, which appears in Quest Diagnostics' Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Amended Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
January 21, 2003